EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in this Registration Statement on Form S-1 of our report, which includes an emphasis of a matter explanatory paragraph regarding the Company's liquidity, dated November 3, 1995 on our audits of the financial statements of Haynes International, Inc. We also consent to the references to our firm under the captions "Experts," "Income Tax Considerations-- Section 382 Limitation" and "Income Tax Considerations--The Merger."



                                          /S/ COOPERS & LYBRAND L.L.P.



Fort Wayne, Indiana
July 16, 1996